SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Viacom Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2003

Dear Stockholder:

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Viacom Inc., which will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York, at 10:00 a.m. on Wednesday, May 21, 2003. Holders of Class A Common Stock are being asked to vote on the matters listed on the attached Notice of 2003 Annual Meeting of Stockholders.

        National Amusements, Inc., which beneficially owns approximately 69% of the voting power of the Viacom common stock through its ownership of Class A Common Stock, has advised the Company that it intends to vote its shares of Class A Common Stock for each of these matters. Therefore, approval is assured.

        If you hold shares of Class A Common Stock, we urge you to mark, sign and return the enclosed proxy card promptly, even if you anticipate attending in person, to ensure that your shares of Class A Common Stock will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote your shares in person.

        Alternatively, if you are a registered holder of Class A Common Stock, you may vote by telephone or electronically online through the Internet by following the instructions included with the enclosed proxy card. If your shares are held in a brokerage account, you may be able to vote by telephone or electronically. Please go to www.icsdelivery.com/viacom and follow the directions under "Beneficial Stockholders" or call your broker to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m. Eastern Daylight Time on May 20, 2003.

        If you plan to attend the Annual Meeting and are a registered holder of Class A Common Stock, you will need to mark the appropriate box on the enclosed proxy card, or so indicate if you vote by telephone or electronically, and an admission ticket will be sent to you. If you are a registered holder of Class B Common Stock or you hold shares of Class A or Class B Common Stock in a brokerage account and you plan to attend the Annual Meeting, you will need to obtain an admission ticket in advance by sending a written request along with proof of ownership, such as a bank or brokerage firm account statement for shares held in a brokerage account, to the Manager, Shareholder Relations, Viacom Inc., 1515 Broadway, 52nd Floor, New York, New York 10036-5794.

        Thank you, and I look forward to seeing you at the Annual Meeting.

                      Sincerely,

                      SUMNER M. REDSTONE
                       Chairman of the Board and
                      Chief Executive Officer